Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37261, 33-69596, 33-69598, 33-61558, 333-79443, 333-08994, 333-42635, 333-89971, 333-36146, 333-36150, and 333-112527) of Southern Union Company of our report dated June 27, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Amendment No. 1 on Form 10-K/A.

PricewaterhouseCoopers LLP

Houston, Texas
June 27, 2005